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                                                                   Exhibit 4.21

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") effective as of June 30, 1994 (the "First Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CORPORATION (the "Borrower"), a Texas corporation, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this First Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually and as administrative agent for the Banks (in such capacity, the "Administrative Agent") and CHEMICAL BANK, as auction agent.

                                    RECITALS

         WHEREAS, the Borrower, the Administrative Agent and the Banks are parties to a Credit Agreement dated as of May 24, 1994 (the "Credit Agreement"); and

         WHEREAS, the Borrower, the Administrative Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Credit Agreement. On and after the First Amendment Effective Date, the Credit Agreement shall be amended as follows:

         (a) Section 10.15 of the Credit Agreement is hereby amended by changing the period (.) at the end of clause (iv) to a semi-colon (;) and by adding a new clause, such clause to read in its entirety as follows:

                 provided, however, nothing in this Section
                 10.15 shall restrict the existence of negative covenants otherwise prohibited by this Section in documentation evidencing or related to Indebtedness permitted by Subsection 10.1(t) and, to the extent that the applicable Subsidiary does not own any property included in the Borrowing Base, Subsections 10.1(m), (n) and (s).

         (b) Section 10.3(g) of the Credit Agreement is hereby amended in its entirety as follows:

                          (g) intercompany loans, advances or investments by the
                 Company to or in any Subsidiary of the Company (other than a Subsidiary that is obligated to pay Funded Indebtedness for borrowed money payable solely by recourse to properties not included in the Borrowing Base) or, to the extent permitted under Section 10.1(h) hereof, by any Subsidiary of the Company to or in the Company or to or in any other Subsidiary of the Company, provided, however, that APC may not make any intercompany loans, advances or investments in any Subsidiary of the Company pursuant to this clause (g);


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         Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

         Section 4. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Administrative Agent harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

         Section 5. Governing Law. This First Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

         Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 7. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.

         Section 8. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

         Section 9. Amended Definitions. As used in the Credit agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the First Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this First Amendment.

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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized offices as of July , 1994, and effective as of the date first above written.

             NOTICE PURSUANT TO TEX. BUS. & COMM. CODE Section 26.02

         THIS FIRST AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

                                       SEAGULL ENERGY CORPORATION,
                                       a Texas corporation

                                       By:
                                           ------------------------------------
                                           Robert M. King,
                                           Vice President, Corporate
                                           Development and Treasurer


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                                           CHEMICAL BANK,
                                           as Auction Agent

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                             Address for Notices:
                                             140 East 45th
                                             29th Floor
                                             New York, New York 10017
                                             Attention:       Ms. Terri Reilly

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                                      TEXAS COMMERCE BANK
                                            NATIONAL ASSOCIATION

                                      as Administrative Agent and as a Bank

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      Address for Notices:

                                      712 Main Street
                                      Houston, Texas 77002
                                      Attention: Manager, Energy Division





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                                   THE CHASE MANHATTAN BANK, N.A.

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   Address for Notices:

                                   1221 McKinney, Suite 3000
                                   Houston, Texas 77010
                                   Attention: Scott Porter
                                              Vice President

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                                       MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       Address for Notices:

                                       60 Wall Street
                                       New York, New York, 10260-0060
                                       Attention:       Loan Department



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                                      NATIONSBANK OF TEXAS, N.A.

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      Address for Notices:

                                      700 Louisiana Street
                                      Houston, Texas  77002
                                      Attention:   Jo A. Tamalis
                                                   Senior Vice President



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                                      THE FIRST NATIONAL BANK OF BOSTON

                                      By:
                                          -------------------------------------
                                           Name:
                                           Title:

                                      Address for Notices:

                                      100 Federal Street
                                      Energy & Utilities 01-15-04
                                      Boston, Massachusetts 02110
                                      Attention:       George W. Passela
                                                       Managing Director



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                                           ABN AMRO BANK N.V.,
                                                 HOUSTON AGENCY

                                           By:
                                               --------------------------------
                                                Name:
                                                Title:


                                           By: --------------------------------
                                                Name:
                                                Title:

                                           Address for Notices:

                                           Three Riverway, Suite 1600
                                           Houston, Texas 70056
                                           Attention: Ms. Cheryl I. Lipshutz




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                                           THE BANK OF NEW YORK

                                           By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                           Address for Notices:

                                           One Wall Street
                                           New York, New York 10296
                                           Attention: Mr. Andrew G. Mathews
                                                      Vice President




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                                     BANQUE PARIBAS HOUSTON AGENCY

                                     By:
                                         --------------------------------------
                                          Name:
                                          Title:

                                     By: --------------------------------------
                                          Name:
                                          Title:

                                     Address for Notices:

                                     1200 Smith Street, Suite 3100
                                     Houston, Texas 77002
                                     Attention: Barton D. Schouest
                                                Group Vice President



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                                CREDIT LYONNAIS NEW YORK BRANCH

                                 By:
                                     ------------------------------------------
                                      Name:
                                      Title:

                                 Address for Notices:

                                 c/o Credit Lyonnais Representative Office
                                 1000 Louisiana, Suite 5360
                                 Houston, Texas 77002
                                 Attention: Mr. A. David Dodd



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                                   THE FUJI BANK, LIMITED
                                     HOUSTON AGENCY

                                   By:
                                       ----------------------------------------
                                        Name:
                                        Title:

                                   Address for Notices:

                                   909 Fannin, Suite 2800
                                   Houston, Texas  77010
                                   Attention:       Mr. Jacques Azagury
                                                    Assistant Vice President




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                                       NBD BANK, N.A.

                                       By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                       Address for Notices:

                                       611 Woodward Avenue
                                       Detroit, Michigan 48226
                                       Attention: Mr. Douglas R. Liftman
                                                      Second Vice President



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                                         SOCIETE GENERALE,
                                             SOUTHWEST AGENCY

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         Address for Notices:
                                         4800 Trammell Crow Center
                                         2001 Ross Avenue
                                         Dallas, Texas  75201
                                         Attention:       Mr. Ralph Saheb
                                                          Vice President

                                         With a copy to:

                                         1111 Bagby, Suite 2020
                                         Houston, Texas  77002
                                         Attention:       Mr. Richard Erbert
                                                          Vice President



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                                        THE BANK OF TOKYO, LTD.,
                                              DALLAS AGENCY

                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:

                                        Address for Notices:

                                        909 Fannin, Suite 1104
                                        Two Houston Center
                                        Houston, Texas  77010
                                        Attention:       Mr. John M. McIntyre
                                                         Vice President



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                                         BANK OF SCOTLAND

                                         By:
                                             ----------------------------------
                                              Name:
                                              Title:

                                         Address for Notices:

                                         380 Madison Avenue
                                         New York, New York 10017
                                         Attention:       Mr. Joseph Fratus


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                                     CAISSE NATIONALE DE CREDIT
                                            AGRICOLE

                                     By:
                                         --------------------------------------
                                          Name:
                                          Title:

                                     Address for Notices:

                                     55 East Monroe Street
                                     Chicago, Illinois 60603-5702
                                     Attention:       Mr. Joseph Kunze
                                                      Vice President



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                                   CHRISTIANIA BANK OG KREDITKASSE

                                   By:
                                       ----------------------------------------
                                        Name:
                                        Title:

                                   By: ----------------------------------------
                                        Name:
                                        Title:

                                   Address for Notices:

                                   11 West 42nd Street, 7th Floor
                                   New York, New York 10036
                                   Attention:       Mr. Jahn Roising
                                                    First Vice President



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                                          DEN NORSKE BANK AS

                                          By:
                                              ---------------------------------
                                               Name:
                                               Title:

                                          By: ---------------------------------
                                               Name:
                                               Title:

                                          Address for Notices:

                                          333 Clay Street
                                          Suite 4890
                                          Houston, Texas  77002
                                          Attention:       Mr. Byron L. Cooley
                                                           First Vice President

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                                          MIDLAND BANK PLC,
                                               NEW YORK BRANCH



                                          By:
                                              ---------------------------------
                                               Name:
                                               Title:

                                          Address for Notices:

                                          140 Broadway
                                          New York, New York 10005
                                          Attention: Mr. Gregory B. Jansen
                                                     Director



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                                        FIRST INTERSTATE BANK OF
                                                TEXAS, N.A.



                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:

                                        Address for Notices:

                                        1000 Louisiana
                                        3rd Floor/MS #156
                                        Houston, Texas  77002
                                        Attention:       Ms. Collie Michaels
                                                         Vice President



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                                          THE BANK OF NOVA SCOTIA



                                          By:
                                              ---------------------------------
                                               Name:
                                               Title:

                                          Address for Notices:

                                          Suite 3000, 1100 Louisiana
                                          Houston, Texas 77002
                                          Attention: Mr. Mark Ammerman

                                          With copies to:

                                          600 Peachtree Street, N.E.
                                          Suite 2700
                                          Atlanta, Georgia 30308
                                          Attention: Ms. Lauren Bianchi




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                                            CIBC INC.



                                            By:
                                                -------------------------------
                                                 Name:
                                                 Title:

                                            Address for Notices:

                                            Two Paces West
                                            2727 Paces Ferry Road
                                            Suite 1200
                                            Atlanta, Georgia  30339
                                            Attention:       Loan Operations

                                            With a copy to:

                                            Canadian Imperial Bank of Commerce
                                            Two Houston Center
                                            909 Fannin Street
                                            Houston, Texas  77010
                                            Attention:       Mr. Brian Swinford
                                                             Vice President



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                                            CITIBANK, N.A.



                                             By:
                                                 ------------------------------
                                                  Name:
                                                  Title:

                                             Address for Notices:

                                             1200 Smith Street
                                             20th Floor
                                             Houston, Texas  77002
                                             Attention:       Ms. Lydia Junek

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                                       MELLON BANK



                                        By:
                                            ------------------------------
                                             Name:
                                             Title:

                                        Address for Notices:

                                        Mellon Bank
                                        One Mellon Bank Center
                                        Room 151-4425
                                        Pittsburgh, Pennsylvania  15258-0001
                                        Attention:       Mr. A. Gary Chace
                                                         Senior Vice President
                                                         Energy & Utilities
                                                         Group

                                        With a copy to:

                                        Mellon Financial Services
                                        1100 Louisiana, 36th Floor
                                        Houston, Texas 77002-5210
                                        Attention:       Mr. Richard Gould




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                                   FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA



                                   By:   First Union Corporation of North
                                                 Carolina


                                   By: ----------------------------------------
                                        Name:
                                        Title:

                                   Address for Notices:

                                   First Union Corporation of North Carolina
                                   1001 Fannin, Suite 2255
                                   Houston, Texas  77002
                                   Attention:       Mr. Jay M. Chernosky
                                                    Vice President




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                                     BANK OF MONTREAL



                                     By:
                                         --------------------------------------
                                          Name:
                                          Title:

                                     Address for Notices:

                                     700 Louisiana, Suite 4400
                                     Houston, Texas 77002
                                     Attention: Mr. Robert L. Roberts
                                                Director, U.S. Corporate Banking




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